UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2023

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

(949) 250-2500

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	EW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 16, 2023, the Board of Directors (the “Board”) of Edwards Lifesciences Corporation, a Delaware corporation (the “Company”), amended and restated the Company’s Bylaws (as so amended and restated, the “Bylaws”). These amendments include the following principal changes:

Advance Notice—Universal Proxy. An amendment to Section 2(f) of the Bylaws to incorporate the new universal proxy rule (Rule 14a-19) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) into the advance notice provisions applicable to director nominations. A new provision has also been added to Section 2(i) of the Bylaws to require a stockholder providing advance notice of director nominations to provide reasonable evidence within a specified period prior to the meeting date that it has met the universal proxy requirements of Rule 14a-19, and to provide that if a stockholder does not comply with such requirements, including soliciting at least 67% of the voting power of shares entitled to vote in the election of directors, the nomination may be disregarded.

Advance Notice—General. Section 2(f) of Article I of the Bylaws was also amended to update certain informational requirements in the advance notice provisions applicable to director nominations, including: (i) a description of the qualifications of each director nominee, (ii) disclosure of certain interests of each director nominee and expanding the disclosable interests required to be provided concerning the proposing stockholder (including certain legal proceedings, relationships or other interests of such person(s) with the Company or its affiliates); and (iii) information that would be required to be disclosed about the nominee by the Company pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act should such nominee be elected. Amendments to Section 2(f) of Article I of the Bylaws also require a stockholder submitting the nomination to represent that it will update the information submitted in its nomination notice to be true and correct as of a specified number of days prior to both the record date and the meeting date and to clarify that the notice must be accompanied by a written consent of each proposed nominee to being named as a nominee in the Company’s proxy statement and accompanying proxy card and a completed and signed questionnaire of each proposed nominee with respect to the background and qualifications of such person. In addition, Section 2(g) of Article I of the Bylaws was amended to provide that the Company may require a proposed nominee for election to submit to interviews with the Board or any committee thereof.

The amendments also include certain other technical, conforming and clarifying changes as well as certain updates to conform to recent amendments to the Delaware General Corporation Law. The foregoing summary of the changes to the Bylaws is not exhaustive and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

3.1	Bylaws of Edwards Lifesciences Corporation, amended and restated as of February 16, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2023

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ Linda J. Park
Linda J. Park
Senior Vice President, Associate General Counsel, and Corporate Secretary